UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 23, 2019, Carvana Co. (the “Company”) held its 2019 Annual Meeting of Shareholders. Holders representing 917,153,836.40 votes of a total 967,835,438.40 votes were present at the meeting in person or by proxy. Votes were cast as follows:

Item 1: Election of directors

Each of the following directors received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present, and were elected for a three-year term expiring at the Company's 2022 Annual Meeting or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Gregory Sullivan	901,532,974.40	6,669,448.00	8,951,414.00
J. Danforth Quayle	901,052,820.40	7,149,602.00	8,951,414.00

Item 2: Ratification of appointment of Grant Thornton LLP as Carvana Co.'s independent registered public accounting firm for the year ending December 31, 2019

The Company's shareholders ratified the appointment of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2019.

For	Against	Abstain
917,107,219.40	32,401.00	14,216.00

Item 3: Approval, by an advisory vote, of Carvana’s executive compensation (i.e., “say-on-pay” proposal)

The Company's shareholders approved, by an advisory vote, Carvana’s executive compensation.

For	Against	Abstain
907,005,597.40	1,146,397.00	50,428.00

Item 4: Recommendation, by an advisory vote, the frequency of future advisory votes on executive compensation (i.e., “say-on-pay frequency”)

The Company's shareholders recommended, by an advisory vote, that future advisory votes on executive compensation occur annually.

1 year	2 years	3 years	Abstain
907,612,784.40	16,262.00	543,212.00	30,164.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019	CARVANA CO.

	By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Chief Financial Officer